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                                                                  EXHIBIT 10.L.1

                             AMENDMENT NO. 2 TO THE
                               EL PASO CORPORATION
                            SENIOR EXECUTIVE SURVIVOR
                                  BENEFIT PLAN

      Pursuant to Section 7.5 of the El Paso Corporation Senior Executive Survivor Benefit Plan, Amended and Restated effective as of August 1, 1998, as amended (the "Plan"), the Plan is hereby amended as follows, effective October 1, 2002:

      WHEREAS, the Company desires to clarify provisions of the Plan to reflect the intent of the Committee relating to participation in the Plan pursuant to
Section 3.1 of the Plan and payment of a pre-retirement survivor's benefit pursuant to Section 4.1 of the Plan.

      NOW THEREFORE, the following amendments shall be made to the Plan:

      Section 3.1 of the Plan is deleted in its entirety and replaced with the following:

      "3.1 PARTICIPATION IN THE PLAN

            Executives of the Company and its subsidiaries who possess an employee classification of level F or higher will be eligible to participate in the Plan (the "Participants"). Generally, Participants will be the Chairman of the Board and Chief Executive Officer, the Vice Chairman and the Senior Officers of the Company and certain of its operating subsidiaries reporting directly to them who have the principal responsibility for the management, direction and success of the Company as a whole or particular business unit thereof. However, the Administrator may, at his discretion and solely for purposes of determining eligibility to be a Participant, adjust an employee's level classification to ensure that level classifications are determined in a uniform manner among the Company and its subsidiaries. Any participant in the Burlington Resources Inc. Senior Executive Survivor Benefit Plan ("BRI Plan") on the day immediately preceding the effective date of this Plan, who is an employee of the Company, shall become a Participant of this Plan on the effective date and shall immediately cease participation in the BRI Plan."

      Section 4.1 is deleted in its entirety and replaced with the following:

      "4.1 PRE-RETIREMENT SURVIVOR'S BENEFIT

            If a Participant dies while employed by the Company or a subsidiary, the Company (either directly or through a third party) shall pay to the Participant's Beneficiary a monthly survivor benefit ("Survivor's Benefit") for 30 months. The monthly payment shall be calculated as follows:

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            (a)   the amount necessary to pay (i) two and one-half times the
                  Participant's Annual Salary less (ii) the amount of any Cash-Out that the Participant previously received (as described in Section 4.2), and less (iii) $50,000, which may be paid as a group life insurance benefit;

            (b)   divided by thirty.

      In the alternative, the Plan Administrator, in its sole discretion, may provide that the Survivor's Benefit be paid in lump-sum.

            In the event the Survivor's Benefit is deemed taxable to the Participant's Beneficiary, the benefit will be increased to adjust for Federal income taxes at the highest applicable marginal rate for the year in which the lump-sum payment is made or the monthly payments begin. In the case of monthly payments, the Beneficiary shall be assumed to pay tax on the complete benefit in the year the monthly payments commence, rather than upon receipt of each monthly payment when such amounts are actually taxable. If the amount so calculated is zero or less, no payment shall be made to the Participant's Beneficiary under this Plan."

                  IN WITNESS WHEREOF, the Company has caused this amendment to be duly executed on this 1st day of October 2002.

                                        EL PASO CORPORATION

                                        By:  /s/ David E. Zerhusen
                                            ------------------------------------
                                            David E. Zerhusen
                                            Its Senior Vice President
                                            Administration


Attest:

         /s/ David L. Siddall
----------------------------------------
         Corporate Secretary